UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our previously announced annual meeting of shareholders on May 11, 2017. At the annual meeting, shareholders voted in favor of the re-election of three incumbent directors, Peter Bassi, Marla Gottschalk and Aylwin Lewis, to our Board of Directors. As previously reported on Form 8-K, filed with the Securities and Exchange Commission on May 31, 2017, Mr. Lewis will depart from the Board of Directors on August 8, 2017. At the annual meeting, shareholders also voted in favor of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017. The final voting results were as follows:

(1)	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter Bassi	14,788,409	658,295	6,468,043
Marla Gottschalk	14,647,578	799,126	6,468,043
Aylwin Lewis	14,681,426	765,278	6,468,043

(2)	Ratification of the appointment of Deloitte & Touche LLP as independent auditors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,249,912	422,944	241,891	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017	Potbelly Corporation

	By:	/s/ Matthew Revord
	Name:	Matthew Revord
	Title:	Senior Vice President and Chief Legal Officer